Exhibit 23.4

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement on Form S-4 of Nicolet Bankshares, Inc. of our report dated February 29, 2012 except for Note 19, as to which the date is February 1, 2013, with respect to the consolidated financial statements as of December 31, 2011 and 2010 and for each of the years in the three-year period ended December 31, 2011, which are included in this Registration Statement.

We also consent to the use of our name as it appears under the caption “Experts.”

/s/ PORTER KEADLE MOORE, LLC

Atlanta, Georgia
February 1, 2013